EXHIBIT 99.1

Media Contact:	Roy Wiley, 630-753-2627
Investor Contact:	Heather Kos, 630-753-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR REPORTS 2Q PROFIT UNDER HISTORICALLY

WEAK MARKET CONDITIONS NOT SEEN SINCE 1962

•	Industry retail sales volume for the Class 6-8 U.S. and Canada truck market revised down to between 165,000 and 185,000 units

•	Company guidance for fiscal 2009 is $5.20-$5.50 EPS, including Ford settlement effects, and $2.80-$3.10 EPS without Ford impacts, as global recession continues

WARRENVILLE, Ill. (June 9, 2009) – Maintaining course in the face of the global recession, which continues to dampen the U.S. and Canadian truck market, Navistar International Corporation (NYSE: NAV) reported second quarter profits of $12 million, equal to $0.16 per diluted share, on $2.8 billion in net sales and revenues. Although the industry outlook remains challenging, Navistar has taken actions to help mitigate the adverse effects on its profitable growth, sustaining its momentum to deliver another year of expected net income.

The results for the second quarter ended April 30, 2009 were impacted by weak industry sales in every part of Navistar’s commercial business, as compared to the year-ago second quarter. Second quarter earnings were reduced by $31 million, equal to $0.44 per diluted share, from other costs related to the Ford settlement. In addition in the latest period, the company incurred research and development costs, and unanticipated costs related to warranty on products sold in prior periods, partially offset by the benefits from certain out-of-period accounting adjustments. In the second quarter a year ago, Navistar reported net income of $211 million, equal to $2.88 per diluted share, on $3.9 billion in net sales and revenues.

“Although the current growth of our traditional businesses is hamstrung by the global recession, we have nonetheless been able to advance numerous strategic and tactical initiatives that will be key contributors to our future success,” said Daniel C. Ustian, Navistar chairman, president and chief executive officer.

For the first six months of fiscal 2009, Navistar reported net income of $246 million, equal to $3.44 per diluted share, including the positive effect from the settlement with Ford of $155 million, equal to $2.17 per diluted share, compared with $146 million, equal to $2 per diluted share, in the first six months a year ago. First half net sales and revenues amounted to $5.8 billion, compared with $6.9 billion in the year-ago period.

“Continued reductions in our product costs, lower selling, general and administrative expenses and increased market share growth, along with the company’s military business, will enable us to maintain pace toward a profitable fiscal 2009 despite three consecutive years of dwindling truck volumes,” said Ustian.

The company now projects that total truck industry retail sales volume for Class 6-8 trucks and school buses in the United States and Canada for the fiscal year ending October 31, 2009, will total between 165,000 and 185,000 units, down from the previous forecast of 210,000 to 225,000 units. Industry volumes reached a recent high of 454,700 units in 2006 due to accelerated purchases of trucks (“pre-buy”) in anticipation of higher prices due to stricter emissions standards imposed by the Environmental Protection Agency in 2007. However, the industry is anticipating only a minimal pre-buy in 2009 ahead of 2010 emissions requirements.

Based on second quarter results and company forecasts for the remainder of the year, Navistar reported guidance for net income for its fiscal year ending October 31, 2009, in the range of $200 million, or $2.80 per diluted share, to $225 million, or $3.10 per diluted share, excluding the Ford settlement and related charges. Including results of the Ford settlement, per diluted share earnings should be in the range of $5.20 to $5.50 per diluted share.

“It is now clear that the economic recovery will take longer than had been originally expected. We are addressing this likelihood straight on by maintaining focus on our core product and market initiatives while taking the necessary steps that will allow us to adapt to the rapidly changing marketplace,” said Ustian.

Navistar continues to invest in product leadership and remains focused on key growth initiatives that drive business value. The second quarter of 2009 saw the launch of several new and/or enhanced products from a variety of the company’s business units, including the International® LoneStar® Harley-Davidson™ Special Edition, the California Air Resources Board certification of the International® DuraStar® Hybrid box van and utility truck and the IC Bus CE Series hybrid bus, the International® MaxxPro® Wrecker Mine Resistant Ambush Protected (MRAP) and MaxxPowerTM, a newly branded line of original equipment, factory installed components. The company also recently entered a supply agreement to develop and produce diesel engines for two new Daewoo Bus brand commercial buses for Korea and other global markets.

In addition, the company has made significant reductions to its overall selling, general and administrative expenses to optimize the performance of its business in the most challenging economic conditions in more than 45 years. These overall efforts are expected to yield improvements to the company’s bottom line.

Manufacturing segment profit was $87 million and $494 million, including the impacts of the Ford settlement and other related costs, for the second quarter and first half of 2009, respectively, compared with $316 million and $408 million in the year-ago periods.

Segment Results

Truck—For the second quarter ended April 30, 2009, the truck segment reported a $56 million profit before tax, compared with $209 million profit before tax in the year-ago period. Even though the U.S. and Canadian truck market continued to weaken due to lack of customer demand driven by the downturn in the economy, Navistar increased its traditional market share during the second quarter and six months ended April 30, 2009. The market share of its Class 8 heavy duty vehicle has been bolstered by an 8 percentage point growth in the second quarter and a 9 percentage point growth in the six months, compared to the same periods in 2008. The increases are primarily driven by market acceptance of the company’s International® ProStar®—the most fuel-efficient Class 8 truck on the road, market share gains in severe service and continued U.S. military procurement. Although Navistar continues to make progress on reducing its selling, general and administrative expenses, engineering and product development costs were higher in the second quarter and first half of 2009 due to the investment in new products.

Engine—For the second quarter ended April 30, 2009, the engine segment reported a loss of $84 million before tax, compared with a $51 million profit before tax in the year-ago quarter. The engine segment was near breakeven for the latest quarter excluding the costs of warranty on products sold in prior periods as well as the impacts of costs related to the Ford settlement. Limited demand for heavy duty diesel pickup trucks, coupled with the global economic climate, led to a decline of engine sales worldwide of 38,600 units and 73,500 units in the second quarter and first half of 2009, respectively.

Parts—Bolstered by increased market share as well as revenue growth in military parts business, Parts delivered second-quarter profit before tax of $115 million on sales totaling $577 million, compared with $56 million in profit before tax on sales of $438 million in the prior year second quarter.

Financial Services—Despite very difficult market conditions, the financial services segment (primarily Navistar Financial Corporation (NFC)), delivered an $18 million profit before tax in the second quarter. As a result of this quarter’s strong performance, NFC’s profitability for the six months ended April 30, 2009 continues to show significant improvement over 2008 levels. NFC achieved this performance due to a stable portfolio and improved margin on financing.

During the second quarter, NFC also successfully sold $298 million of asset-backed notes into a bank-sponsored, multi-seller conduit facility. This financing transaction is a natural transition to the efforts to successfully complete, by year end, the company’s targeted refinancing initiatives to ensure NFC’s liquidity.

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, IC brand school and commercial buses, the Monaco, Holiday Rambler, Safari, Beaver, McKenzie and R-Vision brand RVs, and Workhorse® brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine and service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A, Risk Factors of our Form 10-K for the fiscal year ended October 31, 2008, which was filed on December 30, 2008 as modified by Item 1A, Risk Factors of our Form 10-Q for the second quarter ended April 30, 2009, which was filed on June 9, 2009. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2009	2008	2009	2008
(in millions, except per share data)
Sales and revenues
Sales of manufactured products, net	$2,741	$3,853	$5,636	$6,713
Finance revenues	67	96	142	190

Sales and revenues, net	2,808	3,949	5,778	6,903

Costs and expenses
Costs of products sold	2,295	3,200	4,618	5,663
Restructuring charges	(3)	—	55	—
Selling, general and administrative expenses	300	364	676	685
Engineering and product development costs	130	99	238	181
Interest expense	57	102	150	269
Other (income) expense, net	22	(4)	(176)	(5)

Total costs and expenses	2,801	3,761	5,561	6,793
Equity in income of non-consolidated affiliates	14	21	31	45

Income before income tax	21	209	248	155
Income tax benefit (expense)	(9)	2	(2)	(9)

Net income	$12	$211	$246	$146

Basic earnings per share	$0.16	$3.00	$3.45	$2.08
Diluted earnings per share	$0.16	$2.88	$3.44	$2.00
Weighted average shares outstanding
Basic	70.8	70.3	71.2	70.3
Diluted	71.3	73.2	71.5	72.9

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

	April 30, 2009	October 31, 2008
(in millions, except per share data)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$718	$861
Marketable securities	—	2
Trade and other receivables, net	794	1,025
Finance receivables, net	1,655	1,789
Inventories	1,646	1,628
Deferred taxes, net	75	75
Other current assets	161	155

Total current assets	5,049	5,535
Restricted cash and cash equivalents	651	557
Trade and other receivables, net	33	31
Finance receivables, net	1,713	1,948
Investments in and advances to non-consolidated affiliates	154	156
Property and equipment (net of accumulated depreciation and amortization of $1,698 and $1,603, at the respective dates)	1,419	1,501
Goodwill	287	297
Intangible assets (net of accumulated amortization of $84 and $74, at the respective dates)	211	232
Deferred taxes, net	46	41
Other noncurrent assets	94	92

Total assets	$9,657	$10,390

LIABILITIES, REDEEMABLE EQUITY SECURITIES, AND STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$579	$665
Accounts payable	1,525	2,027
Other current liabilities	1,160	1,183

Total current liabilities	3,264	3,875
Long-term debt	5,070	5,409
Postretirement benefits liabilities	1,995	1,646
Deferred taxes, net	97	103
Other noncurrent liabilities	664	709

Total liabilities	11,090	11,742
Redeemable equity securities	14	143
Stockholders’ deficit
Series D convertible junior preference stock	4	4
Common stock ($0.10 par value per share, 110.0 shares authorized, 75.4 shares issued at both dates)	7	7
Additional paid in capital	2,104	1,966
Accumulated deficit	(2,146)	(2,392)
Accumulated other comprehensive loss	(1,252)	(943)
Common stock held in treasury, at cost (5.1 and 4.1 shares, at the respective dates)	(164)	(137)

Total stockholders’ deficit	(1,447)	(1,495)

Total liabilities, redeemable equity securities, and stockholders’ deficit	$9,657	$10,390

Navistar International Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended April 30,
	2009	2008
(in millions)
Cash flows from operating activities
Net income	$246	$146
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	140	156
Depreciation of equipment held for or under lease	27	30
Deferred taxes	(2)	5
Amortization of debt issuance costs	8	10
Stock-based compensation	11	2
Provision for doubtful accounts	28	18
Impairment of goodwill and intangibles	7	—
Equity in income of non-consolidated affiliates	(31)	(45)
Dividends from non-consolidated affiliates	47	29
(Gain) loss on sales of affiliates	1	(4)
(Gain) loss on sale of property and equipment	3	(2)
Loss on sale and impairment of repossessed vehicle inventory	15	4
Loss on sale of finance receivables	25	7
Restructuring charges	55	—
Changes in other assets and liabilities	(93)	(35)

Net cash provided by operating activities	487	321

Cash flows from investing activities
Purchases of marketable securities	(354)	(42)
Sales or maturities of marketable securities	356	11
Net change in restricted cash and cash equivalents	(96)	(316)
Capital expenditures	(77)	(103)
Purchase of equipment leased to others	(18)	(14)
Proceeds from sales of property and equipment	4	19
Investments and advances to non-consolidated affiliates	(14)	(4)
Proceeds from sales of affiliates	3	19
Other investing activities	—	(1)

Net cash used in investing activities	(196)	(431)

Cash flows from financing activities
Proceeds from issuance of securitized debt	321	813
Principal payments on securitized debt	(658)	(980)
Proceeds from issuance of non-securitized debt	259	74
Principal payments on non-securitized debt	(362)	(8)
Net increase in notes and debt outstanding under revolving credit facilities	71	164
Principal payments under financing arrangements and capital lease obligations	(24)	(51)
Debt issuance costs	(2)	(7)
Stock repurchase	(29)	—

Net cash provided by (used in) financing activities	(424)	5

Effect of exchange rate changes on cash and cash equivalents	(10)	3

Decrease in cash and cash equivalents	(143)	(102)
Cash and cash equivalents at beginning of period	861	777

Cash and cash equivalents at end of the period	$718	$675

Navistar International Corporation and Subsidiaries

Segment Reporting

(Unaudited)

We define segment profit (loss) as earnings (loss) before income tax. Our results for interim periods are not necessarily indicative of results for a full year. Selected financial information is as follows:

	Truck	Engine	Parts	Financial Services(A)	Corporate and Eliminations	Total
(in millions)
Three Months Ended April 30, 2009
External sales and revenues, net	$1,773	$434	$534	$67	$—	$2,808
Intersegment sales and revenues	—	158	43	21	(222)	—

Total sales and revenues, net	$1,773	$592	$577	$88	$(222)	$2,808

Depreciation and amortization	$45	$32	$1	$6	$4	$88
Interest expense	—	—	—	38	19	57
Equity in income (loss) of non-consolidated affiliates	(10)	22	2	—	—	14
Segment profit (loss)	56	(84)	115	18	(84)	21
Capital expenditures(B)	19	14	3	1	2	39

Three Months Ended April 30, 2008
External sales and revenues, net	$2,717	$751	$385	$96	$—	$3,949
Intersegment sales and revenues	—	188	53	21	(262)	—

Total sales and revenues, net	$2,717	$939	$438	$117	$(262)	$3,949

Depreciation and amortization	$45	$39	$2	$5	$6	$97
Interest expense	—	—	—	67	35	102
Equity in income (loss) of non-consolidated affiliates	(3)	23	1	—	—	21
Segment profit (loss)	209	51	56	19	(126)	209
Capital expenditures(B)	33	28	1	2	2	66

Six Months Ended April 30, 2009
External sales and revenues, net	$3,834	$783	$1,019	$142	$—	$5,778
Intersegment sales and revenues	1	318	98	39	(456)	—

Total sales and revenues, net	$3,835	$1,101	$1,117	$181	$(456)	$5,778

Depreciation and amortization	$85	$59	$3	$12	$8	$167
Interest expense	—	—	—	102	48	150
Equity in income (loss) of non-consolidated affiliates	(17)	44	4	—	—	31
Segment profit (loss)	170	105	219	17	(263)	248
Capital expenditures(B)	33	34	6	1	3	77

Six Months Ended April 30, 2008
External sales and revenues, net	$4,600	$1,385	$728	$190	$—	$6,903
Intersegment sales and revenues	—	340	111	43	(494)	—

Total sales and revenues, net	$4,600	$1,725	$839	$233	$(494)	$6,903

Depreciation and amortization	$86	$76	$4	$10	$10	$186
Interest expense	—	—	—	186	83	269
Equity in income (loss) of non-consolidated affiliates	(3)	46	2	—	—	45
Segment profit (loss)	218	85	105	(6)	(247)	155
Capital expenditures(B)	55	39	2	3	4	103

As of April 30, 2009
Segment assets	$2,585	$1,281	$700	$4,561	$530	$9,657

As of October 31, 2008
Segment assets	2,796	1,374	711	4,879	630	10,390

A.	Total sales and revenues in the Financial Services segment include interest revenues of $80 million and $163 million for the three months and six months ended April 30, 2009, respectively, and $108 million and $212 million for the same periods in 2008.
B.	Exclusive of purchase of equipment leased to others.

SEC Regulation G

The financial measures presented below are unaudited and non-GAAP. The measures are not in accordance with, or an alternative for, U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation below, provides meaningful information and therefore we use it to supplement our GAAP reporting by identifying items that may not be related to the core manufacturing business. Management often uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

	FY 2009							2Q08	2Q09			FY08 Q2 YTD	FY09 Q2 YTD
	Non GAAP Goal			Estimated	Goal			As Reported	Non GAAP		As Reported	As Reported	Non GAAP		As Reported
	Without Ford Settlement			Ford Settlement Impacts	With Ford Settlement				Without Ford Settlement	Ford Settlement Impacts	With Ford Settlement		Without Ford Settlement	Ford Settlement Impacts	With Ford Settlement
U.S. and Canada industry	165K		185K		165K		185K
		($Billions)				($Billions)		($Billions)	($Billions)		($Billions)	($Billions)	($Billions)		($Billions)
Sales and revenues, net	$11.5		$12.0	NA	$11.5		$12.0	$3.9	$2.8	NA	$2.8	$6.9	$5.8	NA	$5.8

		($Millions)		($Millions)		($Millions)		($Millions)	($Millions)	($Millions)	($Millions)	($Millions)	($Millions)	($Millions)	($Millions)
Manufacturing segment profit
(excludes Ford settlement, & related charges)	$745		$770	NA	$745		$770	$316	$125	NA	$125	$408	$336	NA	$336
Ford settlement & related charges		NA		~$175		~$175		NA	NA	($38)	($38)	NA	NA	$158	$158

Manufacturing segment profit	$745		$770	$175	$920		$945	$316	$125	($38)	$87	$408	$336	$158	$494
Below the line items		~($520)		($0)		~($520)		($107)	($72)	$6	($66)	($253)	($246)	$0	($246)

Income (Loss) before income tax*	$225		$250	$175	$400		$425	$209	$53	($32)	$21	$155	$90	$158	$248
Income tax benefit (expense)		~($25)		($4)		~($29)		$2	($10)	$1	($9)	($9)	$1	($3)	($2)

Net income (loss)	$200		$225	$171	$371		$396	$211	$43	($31)	$12	$146	$91	$155	$246

Diluted earnings (loss) per share
($’s)	$2.80		$3.10	$2.40	$5.20		$5.50	$2.88	$0.60	($0.44)	$0.16	$2.00	$1.27	$2.17	$3.44
Weighted average shares outstanding: diluted		~72M		~72M		~72M		73.2M	71.3M	71.3M	71.3M	72.9M	71.5M	71.5M	71.5M
Memo – professional fees included in below the line items	($40)		($30)		($40)		($30)	($40)	($6)		($6)	($103)	($21)		($21)